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                                                                EXHIBIT 10.1(a)




                                PRODUCT AGREEMENT

         AN AGREEMENT made this the 3 day of January, 1993, between United Support Association, Inc. (USA), the Purchaser, 15220 SE 272nd, Suite F, Kent, Washington, 98042 and USA/Wade Cook Seminars, Inc. (WCS), the Seller, 18929 SE 292nd Place, Kent, Washington, 98042

USA and WCS hereby agree as follows:

                                    RECITALS

         Whereas, USA is a Nevada Corporation, sponsoring and promoting certain seminars owned by WCS, a Nevada Corporation; and

         Whereas, USA, on behalf of WCS, has been sponsoring and promoting certain seminars owned by WCS for the past several years controlled only by a verbal agreement between parties; and

         Whereas, the cost charged to USA for the right to use the name and products owned by WCS for the seminar business has not been documented; and

         Whereas, it is understood, one of the principle owner, principle officer, or General Manager, of both corporations, USA and WCS, is Wade B. Cook, all potential conflict of interests have been disclosed, discussed and waived by the respective Board of Directors and shareholders of USA and WCS; and

         Whereas, both parties desire to memorialize their previous verbal agreement and past performance with a written agreement;

         Therefore, the parties agree to the following terms:

I.       PRODUCT COST

         A. As full consideration for any and all rights granted by WSC, USA shall pay WCS, by check mailed to the address set forth above, the following sums:

              1) For the fiscal year 1993 (ending January 31, 1994), and for the fiscal year 19984 (ending January 31, 1995), USA shall pay ten percent (10%) of all gross sales related to the seminars business protected and owned by WCS, but promoted and sponsored by USA.

              2) For the fiscal year 1995 (ending January 31, 1996), and for the fiscal year 1996 (ending January 31, 1997), USA shall pay WCS from ten percent (10%) to thirty percent (30%) of all gross sales. WCS shall have an option of taking a minimum of ten percent (10%) or a maximum of thirty percent (30%) of all gross sales. WCS shall also have the option of taking the minimum payment of ten percent (10%) in direct payment, and the optional twenty percent (20%) may be paid


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                  directly into stock brokerage accounts on behalf of WCS.

              3) Gross sales shall be described as the total amount of money collected by USA directly relating to the promotion and sponsorship of certain seminars owned and controlled by WCS, including the sale of products and services owned and controlled by WCS, minus all refunds or bad debts.

              4) The cost for the right to market and sell any entity structuring service (Corporation, Limited Partnership, Living Trust, Charitable Remainder Trust, pension, Business Trust) shall be limited to ten percent (10%) with the distinction that any entity seminar sales may be subject to the thirty percent (30%) cost of goods factor.

              5) In the event Wade B. Cook teaches any seminar sponsored by USA, then WCS shall be entitled to fifty percent (50%) of gross sales from that event.

II.      PAYMENT SCHEDULE

         A. As full consideration for any and all rights granted by WCS, USA shall pay WCS, by check mailed to the address set forth above, the following sums:

                  1) Ten percent (10%) of all gross sales on a bi-monthly basis. If WCS desires any sum over ten percent (10%), up to a maximum of thirty percent (30%) then WCS must notify USA either in writing or verbally. USA will forward a check for the remaining requested balance within twenty-four (24) hours.

                  2)  Any remaining balance due WCS must be claimed within sixty
                      (60) days after each fiscal year or the option to claim the outstanding balances, if any, expires.

III.     EXAMINATION OF BOOKS

         A. WCS may examine the financial books of USA upon written request.

         B. The financial books shall be made available, at USA's headquarters, within ten (10) days after The written request.

IV.      ADVERTISING AND PROMOTION

         A. USA shall have the right in conjunction with WCS, to advertise and promote products in a manner that is mutually acceptable to both parties.

         B. Any alterations of the product for the purposes of advertising must be approved by WCS.


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V.       DISPUTES AND GOVERNING LAW

         A. EXCLUSIVE JURISDICTION FOR THE DETERMINATION OF DISPUTES BETWEEN OR AMONG PARTIES TO THIS AGREEMENT IS HEREBY VESTED IN THE COURT OF COMPETENT JURISDICTION, IN THE STATE OF WASHINGTON.

         B.       ARBITRATION MAY ALSO BE UTILIZED AS AGREED UPON BY BOTH
                  PARTIES.





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DATE




ACCEPTED AND AGREED:


UNITED SUPPORT ASSOCIATION, INC.





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WADE B. COOK
President of United Support Association, Inc.




USA/WADE COOK SEMINARS, INC.





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WADE B. COOK
President of USA/Wade Cook Seminars, Inc.




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